Exhibit 99.1

For Immediate Release

Contact:	Curtis A. Sampson, Chairman and Chief Executive Officer Jeffrey K. Berg, President and Chief Operating Officer Paul N. Hanson, Vice President – Finance Telephone – (320) 848-6231

COMMUNICATIONS SYSTEMS, INC. ANNOUNCES 2006 FINANCIAL RESULTS

Hector, MN — May 16, 2007 — Communications Systems, Inc. (AMEX: JCS) today reported its financial results for each of the four quarters and the twelve months ended December 31, 2006. The Company also reported that it has filed its 2006 Form 10-K report as well as its March 2006, June 2006 and September 2006 Form 10-Q reports with the Securities and Exchange Commission. Filing of the 2006 Form 10-K and Form 10-Q reports was delayed due to issues and uncertainties arising from a civil investigation of the Company’s JDL Technologies subsidiary that is being conducted by the U.S. Department of Justice (“DOJ”) and accounting and internal control issues related to and within JDL Technologies.

JDL has been the subject of the DOJ civil investigation since April 2006. The investigation involves allegations of false claims for E-RATE funding for work performed for the U.S. Virgin Islands Department of Education (“VIDOE”). The parties under investigation include VIDOE, JDL and others. In addition to cooperating with DOJ investigators since April 2006 the Company has conducted its own internal investigation of its VIDOE business. To date the Company has not been notified by the DOJ or any other agency of any program violation or the basis for any other claim. Moreover, as a result of its internal investigation the Company believes that JDL has acted ethically and legally in its dealings with the VIDOE and the E-RATE program and that the DOJ’s investigation of JDL will be resolved without material cost to the Company.

The Company’s internal investigation of JDL included evaluations of JDL’s accounting policies and procedures and internal controls. The Company determined that because JDL’s ability to receive E-RATE funds was affected by actions that might have been taken by other individuals or companies involved with the VIDOE and E-RATE programs, JDL might be unable to collect for provided services even though JDL’s conduct was compliant with the E-RATE program. It also became apparent in 2006 that JDL’s contracts with the VIDOE would not be approved for payment by government authorities until the authorities was satisfied that the VIDOE was operating within the E-RATE program’s legal guidelines. Accordingly, after considering the uncertainties created by the DOJ investigation of VIDOE, continuing governmental review of VIDOE’s compliance with the E-RATE program and JDL’s inability to collect for services provided without E-RATE program approval of its contracts with VIDOE, the Company determined it could not recognize revenue in 2006 from JDL’s VIDOE contracts until it received a Funding Commitment Decision Letter (“FCDL”) from the government that approved the contracts. The Company will maintain this approach into 2007 and beyond, until it becomes convinced that such approvals are routine and that it is remote funding will not be approved and that financial reports including such revenues can be relied upon as accurate. The Company also uncovered other financial reporting related issues at JDL that, combined with the change in revenue recognition policies, caused the 2006 quarterly operating results the Company is reporting today to vary from the guidance the Company issued in its May, August and November 2006 press releases.

The Company also announced that in April and May 2007, JDL Technologies received a FCDL for each of the contracts to provide maintenance, interconnection and internet access services to VIDOE for the 2005 – 2006 and 2006 – 2007 school years. Accordingly, the Company will recognize $2,555,000 of revenue from these contracts related to services performed in 2006 in its second quarter 2007 financial statements. Additionally, revenue of $ 748,000 related to services performed in the first quarter of 2007 will be recognized in the second quarter of 2007.

The Company also reported that because it has only recently completed its assessment of the accounting and financial reporting issues affecting JDL, the announcement of the Company’s first quarter 2007 results and filing of its March 2007 Form 10-Q Report will be delayed approximately three weeks.

Operating Results

2006 sales from continuing operations were $115,440,000, which was consistent with sales of $115,382,000 in 2005. Operating income from continuing operations declined 14% to $5,025,000 from $5,870,000 in 2005. Income from continuing operations before income taxes declined 9% to $5,723,000 from $6,318,000 in 2005. Income from continuing operations declined 2% to $4,495,000 or $.51 per diluted share in 2006 compared to $4,590,000 or $.52 per diluted share in 2005. 2006 results were affected by the change in the Company’s revenue recognition policies at JDL Technologies which delayed recognition of $2,555,000 of revenue from the VIDOE from 2006 into the second quarter of 2007. 2006 results were also affected by the adoption of a new accounting pronouncement which required recognition of an expense for stock options of $157,000. The Company sold the operations of Image Systems, Inc. in October 2005. Those operations had a net of income tax loss of $342,000 in 2005. The Company recorded an after-tax gain on the sale of the operations of $222,000. 2005 net income, including discontinued operations, was $4,470,000.

Sales from continuing operations in the fourth quarter ended December 31, 2006 were $26,037,000, down 9% from $28,507,000 in 2005. Operating income from continuing operations increased to $780,000 from $566,000 in 2005. Income from continuing operations before income taxes was $967,000 in 2006 compared to $701,000 in 2005. The Company took a credit against income tax expense of $562,000 in the fourth quarter of 2005 following completion of an examination of the Company’s 2002 income tax returns by the Internal Revenue Service. Income from continuing operations was $854,000 or $.10 per diluted share in the fourth quarter of 2006 compared to $1,263,000 or $.14 per diluted share in 2005. Income from discontinued operations, including the sale of Image Systems, was $225,000 or $.03 per share in the fourth quarter of 2005. Fourth quarter 2005 net income, including discontinued operations, was $1,488,000.

Operating Unit Summary:

Suttle, which manufactures and markets connectors and wiring devices for voice, data and video communications had 2006 sales of $42,690,000 compared to sales of $47,324,000 in 2005. Operating income declined to $6,071,000 from $6,909,000 in 2005.

Transition Networks, which designs, assembles and sells media converter devices, Ethernet switches and wireless access points and bridges had 2006 sales of $52,863,000 compared to sales of $46,952,000 in 2005. Operating income increased to $4,760,000 from $1,704,000 in 2005.

JDL Technologies, which provides telecommunications network design, specification, and training services to K-12 educational institutions had 2006 sales of $12,929,000 compared to sales of $15,433,000 in 2005. JDL had a 2006 operating loss of $3,202,000 in 2006 compared to operating income of $590,000 in 2005. As discussed above, in April and May 2007, JDL Technologies’ received a FCDL for each of its contracts to provide maintenance, interconnection and internet access services to VIDOE for the 2005 – 2006 and 2006 – 2007 school years and JDL will recognize $2,555,000 of revenue from these contracts related to services performed in 2006 in its second quarter 2007 financial statements. Additionally, revenue of $748,000 related to services performed in the first quarter of 2007 will be recognized in the second quarter of 2007.

Austin Taylor, which provides telephone and data networking products to leading telecommunications companies, distributors and installers throughout the U.K., Europe and the Middle East, had 2006 revenues of $6,958,000 compared to $5,674,000 in 2005. Austin Taylor had operating income of $385,000 in 2006 compared to an operating loss of $935,000 in 2005.

CSI’s corporate expenses increased to $2,989,000 in 2006 compared to $2,399,000 in 2005. The Company’s income tax expense rate was 21% in 2006 compared to a normal U.S. rate of 34% due to a combination net operating loss tax benefits in the United Kingdom, tax free interest income earned on cash invested in the U.S. and reductions in the Company’s tax reserves for exposures to state and foreign income taxes.

Jeffrey K. Berg, President and Chief Operating Officer commented; “Overall we had a good year in 2006 despite the challenges related to the JDL investigation and revenue recognition issues. Austin Taylor, Suttle and Transition Networks stayed focused on their 2006 plans resulting in CSI’s positive operating results.”

Summary of March, June and September 2006 Quarterly Results

Sales from continuing operations in the first quarter ended March 31, 2006 were $28,376,000 compared to $26,734,000 in 2005. Operating income from continuing operations decreased to $828,000 from $1,504,000 in 2005. Income from continuing operations before income taxes was $994,000 in the first quarter of 2006 compared to $1,594,000 in 2005. Income from continuing operations was $781,000 or $.09 per diluted share in the first quarter of 2006 compared to $1,004,000 or $.11 per diluted share in 2005. Loss from the discontinued operations of Image Systems was $110,000 or $.01 per diluted share in the first quarter of 2005. In May 2006, the Company originally reported first quarter 2006 sales from continuing operations of $27,551,000, operating income from continuing operations of $2,036,000 and income from continuing operations of $1,410,000 or $.16 per diluted share. The changes in reported results were due to changes in revenue recognition and other adjustments at JDL Technologies, reclassification of Austin Taylor operations from discontinued to continuing operations and changes in the Company’s estimated income tax obligations.

Sales from continuing operations in the second quarter ended June 30, 2006 were $30,332,000 compared to $28,737,000 in 2005. Operating income from continuing operations increased to $1,465,000 from $738,000 in 2005. Income from continuing operations before income taxes was $1,637,000 in the second quarter of 2006 compared to $830,000 in 2005. Income from continuing operations was $1,266,000 or $.14 per diluted share in the second quarter of 2006 compared to $461,000 or $.06 per diluted share in 2005. Loss from the discontinued operations of Image Systems was $152,000 or $.02 per diluted share in the second quarter of 2005. In August 2006, the Company originally reported second quarter 2006 sales from continuing operations of $30,817,000, operating income from continuing operations of $2,205,000 and income from continuing operations of $1,503,000 or $.17 per diluted share. The changes in reported results were due to changes in revenue recognition and other adjustments at JDL Technologies and changes in the Company’s estimated income tax obligations.

Sales from continuing operations in the third quarter ended September 30, 2006 were $30,693,000 compared to $31,404,000 in 2005. Operating income from continuing operations decreased to $1,953,000 from $3,062,000 in 2005. Income from continuing operations before income taxes was $2,126,000 in the third quarter of 2006 compared to $3,192,000 in 2005. Income from continuing operations was $1,595,000 or $.18 per diluted share in the third quarter of 2006 compared to $1,861,000 or $.21 per diluted share in 2005. Loss from the discontinued operations of Image Systems was $84,000 or $.01 per diluted share in the third quarter of 2005. In November 2006, the Company originally reported third quarter 2006 sales from continuing operations of $31,429,000, operating income from continuing operations of $2,991,000 and income from continuing operations of $1,928,000 or $.22 per diluted share. The changes in reported results were due to changes in revenue recognition and other adjustments at JDL Technologies and changes in the Company’s estimated income tax obligations.

About Communications Systems, Inc.

Communications Systems, Inc. (“CSI”) provides physical connectivity infrastructure and services for cost-effective broadband solutions and is a leading supplier of voice grade connecting devices and wiring systems. CSI serves the broadband market as the world’s leading supplier of media conversion technology, which permits networks to deploy fiber optic technology while retaining the copper-based infrastructure already embedded in the network. CSO also supplies copper wire and fiber optic structured wiring systems for broadband networks and line filters for digital subscriber line (“DSL”) service. CSI also provides network design, training and management services.

Cautionary Statement: In this press release and, from time to time, in reports filed with the Securities and Exchange Commission, other press releases, and in other communications to shareholders or the investing public, there may be “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company may make forward-looking statements concerning possible or anticipated future financial performance, business activities, plans, pending claims, investigations or litigation which are typically preceded by the words “believes”, “expects”, “anticipates”, “intends” or similar expressions. For such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in federal securities laws. Shareholders and the investing public should understand that such forward looking statements are subject to risks and uncertainties which could cause actual performance, activities, anticipated results, outcomes or plans to differ significantly from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to: lower sales to major telephone companies and other major customers; the introduction of competitive products and technologies; our ability to successfully reduce operating expenses at certain business units; the general health of the telecom sector, successful integration and profitability of acquisitions; delays in new product introductions; higher than expected expense related to new sales and marketing initiatives; unfavorable resolution of claims and litigation, availability of adequate supplies of raw materials and components; fuel prices; government funding of education technology spending; and other factors discussed from time to time in the Company’s filings with the Securities and Exchange Commission.

Communications Systems, Inc. and Subsidiaries

Selected Balance Sheet Information

	December 31
	2006	2005
Working capital	$68,956,326	$67,047,723
Property, plant and equipment, net	8,579,932	8,299,601
Total assets	92,722,839	92,883,364
Long-term liabilities	723,800	1,332,015
Stockholders’ equity	82,545,088	79,851,176

Communications Systems, Inc. and Subsidiaries

2006 Summary Income Statements by Quarter

	Three Months Ended
	March 31	June 30	September 30	December 31	Total
Sales	$28,376,888	$30,332,392	$30,692,833	$26,037,457	$115,439,570

Costs and expenses:
Cost of sales	18,894,205	20,435,503	20,239,406	17,283,311	76,852,425
Selling, general and administrative expenses	8,654,733	8,432,171	8,500,285	7,974,572	33,561,761
Total costs and expenses	27,548,938	28,867,674	28,739,691	25,257,883	110,414,186
Operating income	827,950	1,464,718	1,953,142	779,574	5,025,384

Other income and (expenses):
Investment and other income	174,131	182,757	182,405	188,839	728,132
Interest and other expense	(8,498)	(10,313)	(9,740)	(1,885)	(30,436)
Other income, net	165,633	172,444	172,665	186,954	697,696

Income before income taxes	993,583	1,637,162	2,125,807	966,528	5,723,080

Income tax expense	213,000	371,000	531,000	113,000	1,228,000

Net income	780,583	1,266,162	1,594,807	853,528	4,495,080

Basic net income (loss) per share:	$.09	$.15	$.18	$.10	$.52
Diluted net income (loss) per share:	$.09	$.14	$.18	$.10	$.51
Average Basic Shares Outstanding	8,739,927	8,731,565	8,723,469	8,726,807	8,722,172
Average Dilutive Shares Outstanding	8,865,583	8,828,562	8,776,677	8,785,013	8,807,377
Dividends per share	$.08	$.08	$.09	$.09	$.34

Communications Systems, Inc. and Subsidiaries

2005 Summary Income Statements by Quarter

	Three Months Ended
	March 31	June 30	September 30	December 31	2005
Sales from continuing operations	$26,734,239	$28,736,597	$31,403,872	$28,507,719	$115,382,427

Costs and expenses:
Cost of sales	17,635,249	20,062,003	20,519,929	19,644,265	77,861,446
Selling, general and administrative expenses	7,594,926	7,936,488	7,822,174	8,297,473	31,651,061
Total costs and expenses	25,230,175	27,998,491	28,342,103	27,941,738	109,512,507
Operating income from continuing operations	1,504,064	738,106	3,061,769	565,981	5,869,920

Other income and (expenses):
Investment and other income	98,797	98,350	139,072	149,237	485,456
Interest and other expense	(8,418)	(6,324)	(8,728)	(14,165)	(37,635)
Other income, net	90,379	92,026	130,344	135,072	447,821

Income from continuing operations before income taxes	1,594,443	830,132	3,192,113	701,053	6,317,741

Income tax expense	590,000	369,000	1,331,000	(562,000)	1,728,000
Income from continuing operations	1,004,443	461,132	1,861,113	1,263,053	4,589,741
Discontinued operations:
Loss from discontinued operations (net of tax benefits)	(109,764)	(151,770)	(83,815)	225,406	(119,943)
Net loss from discontinued operations	(109,764)	(151,770)	(83,815)	225,406	(119,943)
Net income	894,679	309,362	1,777,298	1,488,459	4,469,798

Basic net income (loss) per share:
Continuing operations	$.11	$.06	$.22	$.14	$.53
Discontinued operations	$(.01)	$(.02)	$(.01)	$.03	$(.01)
	$.10	$.04	$.21	$.17	$.52

Diluted net income (loss) per share:
Continuing operations	$.11	$.06	$.21	$.14	$.52
Discontinued operations	$(.01)	$(.02)	$(.01)	$.03	$(.01)
	$.10	$.04	$.20	$.17	$.51

Average Basic Shares Outstanding	8,519,344	8,552,607	8,589,380	8,645,589	8,577,066
Average Dilutive Shares Outstanding	8,719,270	8,688,078	8,718,979	8,792,133	8,715,885
Dividends per share	$.06	$.07	$.07	$.07	$.27